Exhibit 99.2

NOW Inc. Expands Capital Allocation Strategy with Inaugural Share Repurchase Program Authorization of $80 Million

Board authorizes repurchase of up to $80 million of common stock

Company reaffirms continued priority and commitment to its acquisition strategy

Repurchase program adds a highly flexible avenue for the direct return of capital to shareholders

HOUSTON, TX, August 3, 2022 – NOW Inc. (NYSE: DNOW) (“DistributionNOW” or the “Company”), a worldwide leading provider of energy and industrial products and packaged, engineered process and production equipment, announced today that its Board of Directors authorized the Company’s inaugural common stock repurchase program (“repurchase program”) pursuant to which the Company may purchase up to $80 million of NOW Inc.’s common stock, effective immediately and continuing through December 31, 2024.

David Cherechinsky, President and CEO of NOW Inc., commented, “The continued execution of our strategic business transformation and top line growth initiatives strengthens our confidence in DNOW’s improving cash flow generation capabilities. The authorization of a share repurchase program complements our acquisition strategy and illustrates an expanded commitment to generating attractive full-cycle shareholder returns without deviating from our disciplined approach to balance sheet management. We will apply the same prudent philosophy with each capital allocation decision and take a measured approach to the repurchase of our shares whenever we see an opportunistic disconnect between the intrinsic value and market valuation of our shares.”

The Company achieved record profitability during the second quarter of 2022 and exited the period with zero debt and $574 million in total liquidity, which includes $232 million in cash on its balance sheet. This substantial liquidity position and newly transformed earnings profile positioned the Company to establish its inaugural share repurchase program and expands its options for capital deployment, without impacting its continued priority for acquisitions and organic growth opportunities.

Under this program, the Company may from time to time enter into Rule 10b5-1 trading plans to facilitate the repurchase of its common stock pursuant to its share repurchase program. The Company cannot predict when or if it will repurchase any shares of common stock as such stock repurchase program will depend on several factors, including share price, general business and market conditions, and alternative investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Exchange Act.

About NOW Inc.

DistributionNOW is a worldwide supplier of energy and industrial products and packaged, engineered process and production equipment with a legacy of 160 years. Headquartered in Houston, Texas, with approximately 2,300 employees and a network of locations worldwide, we offer a broad set of supply chain solutions combined with a suite of digital solutions branded as DigitalNOW® that provide customers world-class technology for digital commerce, data and information management. Our locations provide products and solutions to exploration and production companies, midstream transmission and storage companies, refineries, chemical companies, utilities, mining, municipal water, manufacturers, engineering and construction companies as well as companies operating in the decarbonization, energy transition and renewables end-markets.

Statements made in this press release that are forward-looking in nature are intended to be “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934 and may involve risks and uncertainties. These statements may differ materially from actual future events or results. Readers are referred to documents filed by NOW Inc. with the U.S. Securities and Exchange Commission, which identify significant risk factors which could cause actual results to differ from those contained in the forward-looking statements.

Contact:

Mark Johnson

Senior Vice President and Chief Financial Officer

(281) 823-4754